Exhibit 8.1

[Form of Opinion of Simpson Thacher & Bartlett LLP regarding tax matters]

[                ], 2011

Sears Holdings Corporation 3333 Beverly Road Hoffman Estates, IL 60179

Ladies and Gentlemen:

We have acted as United States tax counsel to Sears Holdings Corporation, a corporation organized under the laws of Delaware, in connection with the Registration Statement on Form S-1, including the prospectus contained therein (together, the “Registration Statement”), filed by Orchard Supply Hardware Stores Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the registration of shares of the Company’s Class A ordinary shares, par value US$0.01 per share, and the registration of shares of the Company’s Series A Preferred Stock, par value US$0.01.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Sears Holdings Corporation and the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off.”

We express our opinion herein only as to matters specifically set forth above and no opinion should be inferred as to the tax consequences of the spin-off under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm name under the caption “The Spin-Off—Material U.S. Federal Income Tax Consequences of the Spin-Off” therein.

Very truly yours,

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SIMPSON THACHER & BARTLETT LLP

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